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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Navistar International Corporation on Form S-3 of our reports dated December 15, 1997, appearing and incorporated by reference in the Annual Report on Form 10-K of Navistar International Corporation for the year ended October 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Chicago, Illinois
March 17, 1998